HYPERION 2002 TERM TRUST, INC. (the "Registrant")
                Amended Form N-SAR for the period ending November 30, 1997
                              File Number 811-07070





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 5th day of February, 1998.




                                              HYPERION 2002 TERM TRUST, INC.






                                              By:      /s/ Clifford E. Lai
                                                       Clifford E. Lai
                                                       President




                                              Witness:   /s/ Joseph Tropeano
                                                         Joseph Tropeano
                                                         Assistant Secretary